Exhibit 1.1

Companhia de Saneamento Básico do Estado de São Paulo-SABESP

[•] American Depositary Shares

Each representing 250 Common Shares, without par value

Underwriting Agreement

New York, New York

October [•], 2004

Citigroup Global Markets Inc.

As Representative of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The Selling Shareholders named on Schedule II hereto (the “Selling Shareholders”) propose to sell to the several Underwriters, for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”), [•] Common Shares, without par value (the “Common Shares”), of Companhia de Saneamento Básico do Estado de São Paulo-SABESP, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (the “Company”), to be delivered in the form of American Depositary Shares (“ADSs”) (said shares to be sold by the Selling Shareholders in the form of ADSs being hereinafter called the “Underwritten Securities”).

It is understood that the Company and the Selling Shareholders are concurrently entering into an underwriting agreement, dated the date hereof (the “Brazilian Underwriting Agreement”), providing for the sale by the Selling Shareholders of [•] Common Shares (the “Brazilian Underwritten Securities”), through arrangements with certain Brazilian underwriters (the “Brazilian Underwriters”) for whom Unibanco—União de Bancos Brasileiros S.A. and Banco Citibank S.A. are acting as representatives (the “Brazilian Representatives”).

The Selling Shareholders also propose to grant to Citigroup Global Markets Inc., acting as Global Coordinator (the “Global Coordinator”) for the Underwriters and the Brazilian Underwriters, an option to purchase up to [•] additional Common Shares, which can be in the form of ADSs, to cover over-allotments. It is understand that the over-allotment option to be exercised in Brazil shall, for purposes of this Underwriting Agreement, be deemed to be granted by the Selling Shareholders to Banco Citibank S.A., an affiliate of the Global Coordinator. Said Common Shares to be sold to the Underwriters in the form of ADSs to cover over-allotments outside Brazil are hereinafter called the “Option Securities,” and together with the Underwritten Securities, the “Securities.” Said Common Shares to be sold to the Brazilian Underwriters to cover over-allotments in Brazil are hereinafter called the “Brazilian Option Securities,” and together with the Brazilian Underwritten Securities, the “Brazilian Securities.”

The Selling Shareholders are to deposit, on behalf of the Underwriters, all of the Common Shares to be purchased by the Underwriters hereunder pursuant to the Deposit Agreement, dated as of May 9, 2002 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and all owners and holders from time to time of the American Depositary Receipts (the “ADRs”) evidencing the ADSs. Upon deposit of any Common Shares, the Depositary will deliver ADSs representing the Securities so deposited. Each ADS will represent 250 Common Shares and each ADR may represent any number of ADSs.

It is further understood and agreed that the Underwriters and the Brazilian Underwriters have entered into an Intersyndicate Agreement dated the date hereof, pursuant to which, among other things, the Underwriters and the Brazilian Underwriters may purchase and sell between each other such number of the Securities to be sold pursuant to this Underwriting Agreement and such number of the Brazilian Securities to be sold pursuant to the Brazilian Underwriting Agreement as may be agreed upon by the Representative and the Brazilian Representative.

The use of the neuter herein shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-119352) on Form F-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities and the Brazilian Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission either (1) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement (including the form of final prospectus) or (2) after the Effective Date of such Registration Statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such Registration Statement and the Prospectus with respect to the Securities and the offering thereof in the form of ADSs. When filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information with respect to the Securities and the offering thereof in the form of ADSs, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein.

It is understood that two prospectuses are to be used in connection with the offering and sale of the Securities and of the Brazilian Securities: the Prospectus relating to the Securities, which are to be offered and sold to persons other than Brazilian Persons, and one Portuguese-language prospectus relating to the Brazilian Securities, which are to be offered and sold to Brazilian Persons.

(b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplements thereto) will comply in all material respects, with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(c) On April 22, 2002, the Company filed with the Commission a registration statement (file number 333-86118) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. Such ADS Registration Statement was declared effective by the Commission on May 9, 2002 and at the time of its effectiveness did comply, and on the Closing Date, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Upon delivery by the Depositary of ADSs evidenced by ADRs against payment for the Securities by the Underwriters in accordance with Section 2(a) hereof and deposit of Securities in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement.

(e) Except as described in the Prospectus, no transaction tax, stamp duty or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Brazil or any political subdivision or taxing authority thereof or therein in connection with (A) the delivery of the Common Shares in the manner contemplated hereby, (B) the deposit with the custodian acting for the Depositary of the Securities against delivery of the ADRs evidencing the ADSs in accordance with the Deposit Agreement, or (C) the sale and delivery by the Underwriters of the Securities or the ADSs, as the case may be, as contemplated herein, other than withholding income tax on fees and expenses payable to the Underwriters, applicable generally at a rate of 15% (or 25%, depending on the nature of the services rendered or on whether the beneficiary is resident or domiciled in a jurisdiction that imposes income tax at a maximum rate lower than 20%, that does not impose income tax or that imposes restrictions on disclosure of shareholding composition or ownership of investments).

(f) Except as described in the Prospectus, all dividends, interest on shareholders’ equity and other distributions declared and payable on the Securities may, under current Brazilian law and regulations, (a) be paid to the Depositary and to the holders of Securities, as the case may be, in Brazilian reais, and (b) be converted into foreign currency that may be freely transferred out of Brazil in accordance with the Deposit Agreement without the necessity of obtaining any governmental authorization in Brazil, so long as the investment in respect of the Securities shall have been registered with the Central Bank.

(g) In the year ended December 31, 2003, the Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the future.

(h) In the year ended December 31, 2003, the Company was not a “foreign personal holding company” within the meaning of the United States Internal Revenue Code of 1986, as amended.

(i) The Company has been duly incorporated and is validly existing as a mixed capital company (sociedade de economia mista) under the laws of Brazil with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Underwriting Agreement and the Deposit Agreement, except where the failure to have such power or authority would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, or its ability to perform its obligations hereunder and under the Deposit Agreement, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)(a “Material Adverse Effect”); the Company is duly qualified to do business in each jurisdiction which requires such qualification.

(j) The Company’s authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Common Shares (including the Securities being sold hereunder by the Selling Shareholders and the Brazilian Securities being sold by the Selling Shareholders under the Brazilian Underwriting Agreement), have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold by the Selling Shareholder are duly listed, and admitted and authorized for trading, on the São Paulo Stock Exchange and the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Shares or ownership interests in the Company are outstanding.

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADS Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Legal Proceedings,” “Government Regulation,” “Management,” “Description of Common Shares,” “Related Party Transactions,” “Dividends and Dividend Policy,” “Taxation” and “Service of Process and Enforcement of Judgments” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(l) Each of this Underwriting Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(m) The Company is not and, after giving effect to the offering and sale of the Securities as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body, domestic or foreign, is required in connection with the transactions contemplated herein or in the Deposit Agreement, except (i) such as have been already made or obtained under the Act; (ii) such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated herein and in the Prospectus or under the rules and regulations of the NASD, (iii) the approval by the Central Bank and the CVM of the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended by Resolution No. 1,927 of May 18, 1992, of the National Monetary Council; (iv) the approval by the CVM of the Securities and the Brazilian Securities as provided for herein and in the Brazilian Underwriting Agreement and the Deposit Agreement; and (v) the approval from the Central Bank for the payment of the fees and commissions described hereby and by the Deposit Agreement, all of which have been obtained or will be duly obtained prior to the Closing Date, and will be in full force and effect on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date.

(o) None of the execution and delivery of this Underwriting Agreement, the delivery to and deposit with the Depositary of the Securities being sold by the Selling Shareholders in accordance with the terms of the Deposit Agreement, the sale and delivery of the Securities being sold by the Selling Shareholders, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the By-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(p) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(q) The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the Corporate Law Method applied on a consistent basis throughout the periods involved (except as otherwise noted therein), and have been reconciled to accounting principles generally accepted in the United States as required by the applicable accounting requirements of the Act as set forth in Note 24 to said financial statements. The selected financial data set forth under the headings “Summary—Summary Financial Information” and “Selected Financial Data” in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein except for differences, if any, caused by rounding.

(r) Except as described in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could reasonably be expected to have a Material Adverse Effect.

(s) Except as described in the Prospectus, the Company has good title to all properties owned by it, free and clear of all encumbrances and all of the leases, subleases or agreements relating to the use of reservoirs material to the business of the Company and under which the Company holds properties or rights of use of properties are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases, subleases or agreements mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such encumbrance or claim, which, singly or in the aggregate, would not have a Material Adverse Effect.

(t) The Company is not in violation or default of (i) any provision of its Bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except for such violation or default, which, singly or in the aggregate, would not have a Material Adverse Effect.

(u) Deloitte Touche Tohmatsu Auditores Independentes have certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements and schedules as of and for the year ended December 31, 2003 included in the Prospectus, and are independent public accountants with respect to the Company in accordance with the Corporate Law Method and within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) PricewaterhouseCoopers Auditores Independentes have certified certain financial statements of the Company and delivered their reports with respect to the audited financial statements and schedules as of and for each of the two years ended December 31, 2002 included in the Prospectus.

(w) There are no transfer taxes or other similar fees or charges under the laws of the Brazilian or U.S. federal or state government (other than New York State transfer tax), or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the performance by the Company of its obligations hereunder, except as set forth in paragraph (e) above.

(x) The Company has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) any such assessment, fine or penalty that is currently being contested in good faith, (ii) as would not have a Material Adverse Effect, or (iii) as set forth in the Registration Statement or in the Prospectus.

(y) No labor dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as described in the Registration Statement or in the Prospectus.

(z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it reasonably believes to be prudent and customary in Brazil in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aa) Except as set forth in the Registration Statement and the Prospectus, (i) the Company possesses all concessions, licenses, certificates, permits and other authorizations issued by the appropriate Brazilian federal, state or local regulatory authorities necessary to conduct its businesses, except where the failure to possess any such concession, license, certificate, permit or authorization, singly or in the aggregate, would not have a Material Adverse Effect; (ii) the Company has not received any notice of proceedings relating to the revocation or modification of any such concession, license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(bb) The Company maintains a system of internal accounting controls which it reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Corporate Law Method and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) Except as set forth in the Registration Statement or in the Prospectus, the Company is (i) in substantial compliance with any and all applicable Brazilian and foreign federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all concessions, permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses, and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required concessions, permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any concession, permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, except as set forth in the Registration Statement and in the Prospectus, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) The Company has no subsidiaries (as defined in Rule 1-02 of Regulation S-X).

(hh) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted, and the Company has not received any notice of infringement, misappropriation or conflict from any third party as to such Intellectual Property which has not been resolved or disposed of and the Company has not infringed, misappropriated or otherwise conflicted with the Intellectual Property of any third parties, except which infringement, misappropriation or conflict would not reasonably be expected to have a Material Adverse Effect.

(ii) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc.

(jj) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Brazil, except to the extent that certain assets related to services rendered and the concessions held by the Company (bens vinculados os serviços) cannot, as a matter of Brazilian law, be subject to liens, pledges, security interests, charges, claims, encumbrances or disposal.

(kk) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend, interest on shareholders’ equity or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company; and (iv) there has not been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, except in each case as described in the Registration Statement and the Prospectus.

(ll) This Underwriting Agreement and the Deposit Agreement are in proper legal form for enforcement against the Company in Brazil, provided that to ensure the legality, validity, enforceability or admissibility in evidence of this Underwriting

Agreement in Brazil, it is not necessary that either of them be filed or recorded or enrolled with any court or authority in Brazil (other than with the CVM) or that any stamp, registration or similar tax be paid in Brazil, other than court costs, including filing fees and deposits to guarantee judgment required by Brazilian law and regulations, except that (A) the signature of the parties thereto shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian consular office, and each of this Underwriting Agreement and the Deposit Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, and (B) each of this Underwriting Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

(a) Such Selling Shareholder has the full right, power and authority to enter into this Underwriting Agreement and to sell, transfer and deliver the Securities to be sold by it hereunder. The execution and delivery of this Underwriting Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein by such Selling Shareholder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax or encumbrance upon the Securities to be sold by such Selling Shareholder, nor will such action result in any violation of any applicable law, regulation, judgment, order or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(b) Such Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder and has duly endorsed such Securities in blank; and upon delivery by the Depositary of ADRs evidencing the ADSs against deposit in accordance with the provisions of the Deposit Agreement of such Securities, such ADSs will be duly and validly issued and persons in whose names such ADRs are duly registered with the Depositary will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities to be purchased from such Selling Shareholder, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(c) Assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on the adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(d) No consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated herein, except (i) such as have been already made or obtained under the Act; (ii) such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities in the manner contemplated herein and in the Prospectus or under the rules and regulations of the NASD; (iii) the approval by the Central Bank and the CVM of the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended by Resolution No. 1,927 of May 18, 1992, of the National Monetary Council; (iv) the approval by the CVM of the Securities and the Brazilian Securities as provided for herein and in the Brazilian Underwriting Agreement and the Deposit Agreement; and (v) the approval from the Central Bank for the payment of the fees and commissions described hereby and by the Deposit Agreement, all of which have been obtained or will be duly obtained prior to the Closing Date, and will be in full force and effect on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date.

(e) None of (i) the execution and delivery of this Underwriting Agreement, (ii) the delivery to and the deposit with the Depositary of the Securities being sold by such Selling Shareholder in accordance with the terms of the Deposit Agreement, (iii) the sale and delivery of the Securities being sold by such Selling Shareholder, nor (iv) the consummation of any other of the transactions contemplated herein by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will result in the creation or imposition of any tax or encumbrance upon the Securities being sold by such Selling Shareholder or conflict with, result in a breach or violation of, or constitute a default pursuant to (i) any law or the charter or by-laws of such Selling Shareholder or the Federal Constitution of Brazil or the Constitution of the State of São Paulo, or (ii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder is a party or bound, or (iii) any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

(f) Such Selling Shareholder neither directly nor indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the Bylaws of the NASD) any member firm of the NASD.

(g) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and the ADS Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company.

(h) The sale of Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Prospectus or any supplement thereto.

(i) In respect of any statements in or omissions from the Registration Statement or the Prospectus (or any supplement thereto) made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for inclusion in the Registration Statement and the Prospectus (and any supplement thereto) under the headings “Principal Shareholders and Selling Shareholders,” “Related Party Transactions,” and “Dividends and Dividend Policy,” such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section 1.

(j) CPP has the power to submit, and pursuant to this Underwriting Agreement has validly and irrevocably submitted to the personal jurisdiction of any New York Courts, and has the power to designate, appoint and empower, and pursuant to this Underwriting Agreement has validly and irrevocably designated, appointed and empowered CT Corporation or his successor as its agent for service of process in any suit or proceeding based on or arising under this Underwriting Agreement in any New York Courts, as provided in Section 15(a) hereof.

(k) The State of São Paulo has the power to submit to, and pursuant to Section 15(b) has validly and irrevocably submitted to arbitration in the case of any Dispute (as defined herein) and the State of São Paulo has the power to submit, and pursuant to Section 15(b) has validly and irrevocably submitted to the International Center for Dispute Resolution of the American Arbitration Association in New York, New York as provided therein, and has the power to designate, appoint and empower, and pursuant to Section 15(b) hereof, has validly and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Underwriting Agreement in such court.

(l) Neither such Selling Shareholder nor any of its affiliates has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) Except as described in the Prospectus, except for the transactions described herein and in the Brazilian Underwriting Agreement, such Selling Shareholder has no present plan or intention to dispose of its capital stock of the Company.

(n) Neither such Selling Shareholder nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Brazil, except for, in the case of the State of São Paulo, the limitation on the disposal of public property referred to in Article 100 of the Civil Code of Brazil and the procedures for enforcement of judgments contemplated by Article 100 of the Federal Constitution of Brazil.

(o) CPP has no subsidiaries (as defined in Rule 1-02 of Regulation S-X).

Any certificate signed by any officer of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Shareholders, severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders, the amount of the Underwritten Securities set forth opposite such Underwriter’s name on Schedule I hereto, at a purchase price of US$[•] per ADS.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Shareholders hereby grant an option to the Global Coordinator to purchase up to [•] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters or of the Brazilian Underwritten Securities by the Brazilian Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Global Coordinator to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The maximum number of Option Securities to be sold by the Selling

Shareholders is [•]. In the event that the Global Coordinator exercises less than its full over-allotment option, the number of Option Securities to be sold by each Selling Shareholder shall be, as nearly as practicable, in the same proportion to each other as are the maximum number of Option Securities listed opposite their names on Schedule II hereto. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as Representative in its absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. (a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on October [•], 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called herein the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment in U.S. dollars by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Selling Shareholders to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

(c) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Shareholders will deliver to the Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representative shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders. If settlement for the Option Securities occurs after the Closing Date, such Selling Shareholders will deliver to the Representative on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

(d) The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day prior to the applicable Closing Date.

(e) A pre-closing will be held at the offices of White & Case LLP, in New York, New York, at 4:00 PM, New York Time on the Business Day prior to the Closing Date, at which meeting the final drafts of the documents to be delivered at the closing will be available for review by the parties thereto.

It is understood and agreed that the Closing Date shall occur simultaneously with the closing date under the Brazilian Underwriting Agreement, and that the Settlement Date for any Option Securities occurring after the Closing Date shall occur simultaneously with the Settlement Date under the Brazilian Underwriting Agreement for any Brazilian Option Securities occurring after the closing date thereunder.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADS Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement or the ADS Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Registration Statement, if not effective at the Execution Time, has become effective, (2) when the Prospectus, and any supplement thereto, has been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADS Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADS Registration Statement has been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADS Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

Statement or the ADS Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, the Exchange Act, Brazilian law or the rules and regulations of the New York Stock Exchange, any event known to the Company occurs as a result of which, in the reasonable judgment of the Company, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADS Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to the Representative in such quantities as it may reasonably request.

(c) The Company will make generally available to its security holders and will deliver to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as reasonably practicable after the termination of such 12-month period.

(d) The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and copies of the ADS Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and Prospectus and any supplement thereto as the Representative may reasonably request.

(e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date hereof; provided, however, that the Company may issue and sell Common Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(g) The Company will, and will use its best efforts to cause its directors and officers in their capacities as such to, comply with all applicable U.S. and Brazilian securities laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and comply in all material respects with other applicable laws, rules and regulations.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(ii) Each Underwriter agrees that (a) it is not purchasing any of the Securities for the account of any Brazilian Person, (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities or distribute any Prospectus to any person in Brazil or to any Brazilian Person, and (c) any dealer to whom it may sell any of the Securities will represent that it is not purchasing for the account of any Brazilian Person and agree that it will not offer or resell, directly or indirectly, any of the Securities in Brazil or to any Brazilian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the Brazilian Underwriters on the one hand and the Underwriters on the other hand pursuant to the Intersyndicate Agreement, (B) stabilization transactions contemplated under the Intersyndicate Agreement, conducted through Citigroup Global Markets Inc. (or through the U.S. Representative and Brazilian Representative) as part of the distribution of the Securities and Brazilian Securities, (C) sales to or through (or distributions of Prospectus or Preliminary Prospectus to) anyone other than a Brazilian Person who is an investment advisor, or who otherwise exercises investment discretion, and who is purchasing for the account of any Brazilian Person, and (D) it shall make available to representatives of the Company and the Selling Shareholders all documents and information relating to the book-building process, including, but not limited to, information with respect to purchase orders submitted by investors, share allocation among investors and share allocation among underwriters, as such representatives shall reasonably request.

(iii) The agreements of the Underwriters set forth in paragraph (ii) of this Section 5 shall terminate upon the earlier of the following events:

(a) a mutual agreement of the Representative and the Brazilian Representative to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section [•] of the Brazilian Underwriting Agreement; or

(b) the expiration of a period of 30 days after the Closing Date, unless (A) the Representative shall have given notice to the Selling Shareholders and the Brazilian Representative that the distribution of the Securities by the Underwriters has not yet been completed, or (B) the Brazilian Representative shall have given notice to the Selling Shareholders and the Representative that the distribution of the Brazilian Securities by the Brazilian Underwriters has not yet been completed. If such notice by the Representative or the Brazilian Representative is given, the agreements set forth in such paragraph (ii) shall survive until the earlier of (1) the event referred to in clause (a) of this paragraph (iii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

(iv) The Underwriters agree to pay all expenses, fees (including any registration fees) and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies to the Underwriters and to dealers (including costs of mailing and shipment) of each Preliminary Prospectus, the Prospectus and supplements thereto, (ii) the word processing and/or printing of this Underwriting Agreement, any agreement among Underwriters, any dealer agreements and any Statements of Information and the reproduction and/or printing and furnishing of copies of such documents to the Underwriters and to dealers (including costs of mailing and shipment), (iii) the qualification of the Securities for offering and sale under state, “blue sky” or securities laws and the determination of their eligibility for investment under state law as aforsaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealer, (iv) the filing for review of the public offering of the Securities, by the NASD, and (v) the road show relating to the offering of the Securities and the Brazilian Securities. Notwithstanding the foregoing, the Selling Shareholders agree to pay the fees and expenses as set forth in paragraph (v)(a) of this Section 5.

(v) Each Selling Shareholder agrees with the several Underwriters that:

(a) Such Selling Shareholder agrees to pay the (i) fees and expenses of the Company’s accountants, (ii) the fees and expenses of counsel (including local and special counsel) for the Company and such Selling Shareholder, (iii) all applicable fees payable to the Depositary in connection with the delivery of the Securities, (iv) any applicable stamp duties and transfer taxes imposed by Brazil or any political subdivision or taxing authority thereof in connection with the transfer of the Securities to be purchased from the Selling Shareholders to the Underwriters, and (v) other costs and expenses incident to the performance by the Company and such Selling Shareholder of their obligations hereunder.

(b) Such Selling Shareholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Shareholder or any affiliate of such Selling Shareholder or any person in privity with such Selling Shareholder or any affiliate of such Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date hereof, other than Common Shares or ADSs disposed of as bona fide gifts approved by Citigroup Global Markets Inc. Notwithstanding the foregoing, such Selling Shareholder may (1) transfer any Common Shares to an affiliate (as such term is defined in Rule 405 under Securities Act of 1933, as amended) of the State of São Paulo, or (2) pledge any Common Shares in connection with a transaction entered into by the State of São Paulo in its public capacity, provided, however, that prior to any such transfer or pledge, each transferee or pledgee, as the case may be, shall execute an agreement, reasonably satisfactory to Citigroup Global Markets Inc., pursuant to which each transferee or pledgee shall agree to receive and hold such Common Shares, subject to the provisions hereof, and there shall be no further transfer or pledge except in accordance with the provisions hereof.

(c) Neither such Selling Shareholder nor any of its affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or the ADSs.

(d) Such Selling Shareholder will advise the Representative promptly, and if upon request, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, the Exchange Act, Brazilian law or the rules and regulations of the New York Stock Exchange, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention of such Selling Shareholder, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Shareholder under the headings “Principal Shareholders and Selling Shareholders,” “Related Party Transactions,” and “Dividends and Dividend Policy,” or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Shareholder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company and the Selling Shareholders shall have requested and caused Clifford Chance US LLP, U.S. counsel for the Company and the Selling Shareholders, to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of Brazil, to the extent they deem proper and specified in such opinion, upon the opinion of Brazilian counsel for the Company delivered pursuant to Section 6(c) herein, and (B) as to matters of fact, to the extent they deem proper, upon certificates of responsible officers of the Company and the Selling Shareholders and certificates of public officials. Reference to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c) The Company shall have requested and caused Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company, to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit C hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of U.S. counsel for the Company delivered pursuant to Section 6(b) hereof, and (B) as to matters of fact, to the extent they deem proper, upon certificates of responsible officers of the Company and the Selling Shareholders and certificates of public officials. Reference to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d) The State of São Paulo shall have requested and caused the Attorney General of the State of São Paulo (Procuradoria Geral do Estado de São Paulo) to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit D hereto.

(e) CPP shall have requested and caused Mr. Mario Engler Pinto Jr., Brazilian counsel for CPP to have furnished to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit E hereto.

(f) The Depositary shall have requested Emmet, Marvin & Martin, LLP, counsel for the Depositary, to have furnished to the Representative its opinion dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit F hereto.

(g) The Representative shall have received from (i) White & Case LLP, U.S. counsel for the Underwriters and (ii) Machado Meyer Sendacz e Ópice Advogados,

Brazilian counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the ADS Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the Economic and Financial Officer and Investor Relations Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Prospectus, any supplements to the Prospectus and this Underwriting Agreement and that:

(i) the representations and warranties of the Company herein are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

(i) Each Selling Shareholder shall have furnished to the Representative a certificate, signed by, the Treasurer of the State of São Paulo in the case of the State of São Paulo, and the President and the principal financial or accounting officer in the case of CPP, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined this Underwriting Agreement and statements in the Registration Statement and the Prospectus (and any supplement thereto) pertaining to such Selling Shareholder under the headings “Principal Shareholders and Selling Shareholders,” “Related Party Transactions,” and “Dividends and Dividend Policy,” (ii) the representations and warranties of such Selling Shareholder herein are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date, and (iii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed hereunder at or prior to the Closing Date.

(j) The Company shall have requested and caused Deloitte Touche Tohmatsu Auditores Independentes, independent accountants for the Company, to have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the form of Exhibit G hereto.

(k) The Company shall have requested and caused PricewaterhouseCoopers Auditores Independentes, who have audited the Company’s financial statements as of and for each of the two years ended December 31, 2002, to have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the form of Exhibit H hereto.

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraphs (j) and (k) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADS Registration Statement and the Prospectus (exclusive of any supplement thereto).

(m) On or prior to the Execution Time, the Brazilian Underwriting Agreement shall have been signed. The closing of the purchase of the Brazilian Securities to be sold by the Selling Shareholders pursuant to the Brazilian Underwriting Agreement shall occur concurrently with the closing of the purchase of the Underwritten Securities described herein.

(n) The Deposit Agreement shall be in full force and effect. The Depositary shall have furnished or caused to be furnished to the Representative certificates satisfactory to the Representative evidencing the deposit with the Custodian of the Securities in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(o) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(p) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(q) The Securities and the Brazilian Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange and the São Paulo Stock Exchange and satisfactory evidence of such actions shall have been provided to the Representative.

(r) On or prior to the Execution Time, the New York Stock Exchange shall have approved the Underwriters’ participation in the distribution of the Securities to be sold by the Selling Shareholders in accordance with Rule 393 of the New York Stock Exchange.

(s) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from the Company, each of its officers and directors and each of the Selling Shareholders addressed to the Representative.

(t) The approvals (i) from the Central Bank and the CVM of the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended by Resolution No. 1,927 of May 18, 1992, of the National Monetary Council, (ii) from the CVM for the offering of the Securities and the Brazilian Securities as provided for herein and in the Brazilian Underwriting Agreement and the Deposit Agreement, and (iii) from the Central Bank for the payment of the fees and commissions described hereby and by the Deposit Agreement, shall have been obtained and shall be in full force and effect.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided herein, or if any of the opinions and certificates mentioned above or elsewhere herein shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and the Selling Shareholders in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of White & Case LLP, U.S. counsel for the Underwriters, at 1155 Avenue of the Americas, New York, New York 10036, Attention: Howard M. Kleinman, Esq., on the Closing Date.

7. Reimbursement. (a) If the sale of the Securities provided for herein is not consummated by reason of a default by any of the Underwriters, the Underwriters shall reimburse the Company or the Selling Shareholders, as the case may be, any and all cash advance payments received to date from the Company and/or the Selling Shareholders, adjusted in accordance to the Consumer Price Index (IPC-FIPE);

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Shareholders shall reimburse the Underwriters severally through Citigroup Global Markets Inc. for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities. If the Underwriters have received one or more cash advance payments from the Company and/or the Selling Shareholders, the Underwriters shall retain any such cash advance payments solely to cover such out-of-pocket accountable expenses actually incurred; and

(c) Solely for purposes of determining expense reimbursement, if the sale of the Securities provided for herein is not consummated due to unfavorable market conditions, in the judgment of the Company and the Selling Shareholders, the Selling Shareholders shall reimburse the Underwriters severally through Citigroup Global Markets Inc. for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities. If the Underwriters have received one or more cash advance payments from the Company and/or the Selling Shareholders, the Underwriters shall retain any such cash advance payments solely to cover such out-of-pocket accountable expenses actually incurred.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADS Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Shareholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each

Underwriter, but only with reference to information relating to the Selling Shareholders, including but not limited to information relating to any transactions between the Selling Shareholder and the Company. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADS Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and, under the heading “Underwriting”, (i) list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus or the Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a) or (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Shareholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADS Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f) The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the public offering price of the Securities sold by such Selling Shareholder to the Underwriters. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Underwriting Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations hereunder, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth on Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADS Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and each Selling Shareholder prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Shares shall have been suspended by the São Paulo Stock Exchange, or trading in the Company’s Common Shares represented by ADSs shall have been suspended by the

Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the São Paulo Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State or Brazilian authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Brazil of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Shareholder and of the Underwriters set forth herein or made hereunder will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 15 hereof shall survive the termination or cancellation of this Underwriting Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed or delivered to the Company at Rua Costa Carvalho, 300, 05429-900, São Paulo, SP, Brazil, Attention: Director Econômico Financeiro; or if sent to a Selling Shareholder, will be mailed or delivered to such Selling Shareholder at the address set forth below the name of such Selling Shareholder on Schedule II hereto.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Jurisdiction. (a) Each of the Company and CPP agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and CPP has appointed CT Corporation System as their authorized agents upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and CPP hereby represents and warrants that its respective authorized agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and CPP agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the authorized agents shall be deemed, in every respect, effective service of process upon the Company and CPP. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Brazil.

(b) Except as otherwise provided in this Section 15(b), if any dispute, controversy or claim arising out of or relating to this Underwriting Agreement or the transactions described herein, including the existence, performance, interpretation, construction, breach, termination or invalidity hereof (a “Dispute”) shall arise between the Underwriters, represented by the Representative, on the one hand, and the State of São Paulo, on the other, then the State of São Paulo or the Representative, as the case may be (the “Referring Party”) shall by written notice (the “Referral Notice”) to the State of São Paulo or the Representative, as the case may be (the “Other Party”), refer such Dispute to arbitration and the Other Party shall upon receipt of the Referral Notice be obligated to refer such Dispute to arbitration proceedings as set forth herein. The Referral Notice shall describe the nature of such dispute, difference or question and request the formation of an arbitral tribunal. Any Dispute shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26(3) thereof) in effect on the date of this Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (i) the Referring Party and the Other Party shall each appoint one arbitrator (such appointment to be made within 30 calendar days of receipt of the Referral Notice), (ii) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (iii) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the International Center for Dispute Resolution of the American Arbitration Association in New York, New York. The three arbitrators may be (but need not be) of the same nationality as any of the parties to the arbitration. Such arbitration proceedings shall take place in New York, New York and be governed by the Federal Arbitration Act, Title 9 of the United States Code. The language of such proceedings shall be English. The arbitrators may, as a matter within their discretion, appoint a secretary with offices and facilities in New York, New York to provide administrative support for the proceedings. Any arbitral tribunal established hereunder shall state its reasons for its decisions in writing and shall make such decisions entirely on the basis of the substantive law governing this Agreement and not on the basis of the principle of ex aequo et bono or otherwise. The decision of any such arbitral tribunal shall be final to the fullest extent permitted by law, and the State of São Paulo hereby agrees that a court judgment may be entered thereon by the United States District Court of the Southern District of New York. The State of São Paulo agrees that in any such arbitration and in any legal proceedings for the recognition of an award rendered in an arbitration conducted pursuant to this paragraph (b), including any proceedings required for the purposes of converting an arbitral award into a judgment, it will not raise any defense which it could not raise but for the fact that it is a sovereign state. The State of São Paulo hereby irrevocably consents to the jurisdiction of the United States District Court of the Southern District of New York for the limited purposes of judicial recognition and enforcement of an arbitral award rendered against the State of São Paulo in New York, New York and enforcement of the arbitration provision of this Agreement.

For the sole purpose of receiving service of process or other legal summons in connection with obtaining any judicial acceptance of any arbitral award in the International Center for Dispute Resolution of the American Arbitration Association in New York, New York, the State of São Paulo hereby represents and warrants that any such process or summons may be served upon it, pursuant to Article 6, Item 5 of Complementary Law No. 478 of July 18, 1986, by delivery to the Attorney General of the State of São Paulo Brazil (Procuradoria Geral do Estado de São Paulo), Rua Pamplona, no 227, 7th Floor, São Paulo, SP, Brazil, as its authorized agent upon whom any such process or summons may be served, of letters rogatory or by any other means permissible under the laws of the State of New York and Brazil. The State of São Paulo hereby irrevocably waives any immunity to service of process or other legal summons effected in accordance with this subsection in respect of any action to obtain such judicial recognition.

The State of São Paulo hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil and the procedures for enforcement of judgments contemplated by Article 100 of the Federal Constitution of Brazil) or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter arising out of or relating to its obligations under this Agreement or the transactions described hereby, and to the extent that the State of São Paulo is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil, it does hereby and will irrevocably and unconditionally agree not to plead or claim any such immunity (except for the limitation on the disposal of public property referred to in Article 100 of the Civil Code of Brazil and the procedures for enforcement of judgments contemplated by Article 100 of the Federal Constitution of Brazil) with respect to its obligations or any other matter under or arising out of or in connection with this Underwriting Agreement or the transactions described hereby.

The provisions of this Section 15 shall survive any termination of this Underwriting Agreement, in whole or in part.

16. Currency. Each reference herein to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Company and the Selling Shareholders in respect of any amount due hereunder will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholders making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

17. Waiver of Immunity. To the extent that any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, except for, in the case of the State of São Paulo, the limitation on the disposal of public property referred to in Article 100 of the Civil Code of Brazil and the procedures for enforcement of judgments contemplated by Article 100 of the Federal Constitution of Brazil, each of the Company and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations hereunder.

18. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms which follow, when used herein, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Brazil” shall mean the Federative Republic of Brazil.

“Brazilian Person” shall mean (i) any individual who is resident in Brazil, (ii) any corporation, partnership, limited liability company, pension, profit-sharing or other trust or other entity organized under or governed by the laws of Brazil or any political subdivision thereof (other than the foreign branch or office of any Brazilian Person), and shall include any Brazilian branch or office of a person other than a Brazilian Person, and (iii) any custody account (including sub-accounts thereof) maintained under Resolution No. 2,689 of the National Monetary Council.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Central Bank” shall mean the Brazilian Central Bank (Banco Central do Brasil).

“Commission” shall mean the Securities and Exchange Commission.

“Corporate Law Method” shall mean the Corporate Law Method in Brazil based on the Brazilian corporation law (Law No. 6,404/76, as amended), the rules and regulations issued by the CVM, and the accounting standards issued by the Brazilian Institute of Independent Auditors (Instituto dos Auditores Independentes do Brasil).

“CPP” shall mean Companhia Paulista de Parcerias—CPP.

“CVM” shall mean Securities and Exchange Commission of Brazil (Comissão de Valores Mobiliários).

“Effective Date” shall mean each date and time that the Registration Statement and the ADS Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“National Monetary Council” shall mean the National Monetary Council of Brazil (Conselho Monetário Nacional).

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the English-language prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Representative” shall mean Citigroup Global Markets Inc.

“Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“São Paulo Stock Exchange” shall mean Bolsa de Valores de São Paulo.

“Selling Shareholders” shall mean the selling shareholders named on Schedule II hereto.

“Underwriters” shall mean the several underwriters named on Schedule I hereto.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Selling Shareholders to the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours,

COMPANHIA DE SANEAMENTO BÁSICO DO ESTADO DE SÃO PAULO-SABESP

By:
Name:
Title:

STATE OF SÃO PAULO

By:
Name:
Title:

COMPANHIA PAULISTA DE PARCERIAS—CPP

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

For themselves and the other

several Underwriters

named on Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Unibanco Securities Inc.

Total

SCHEDULE II

Selling Shareholder:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
State of São Paulo
Av. São Luis, 99, 4[o] order,
São Paulo, SP, Brazil

Companhia Paulista de Parcerias—CPP
Avenida Rangel Pestana,
300, São Paulo, SP, Brazil

Total

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of officer/director of Sabesp, Sabesp, the State of São Paulo and CPP]

Companhia de Saneamento Básico do Estado de São Paulo-SABESP

Public Offering of ADSs

[•], 2004

Citigroup Global Markets Inc.

As Representative of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Companhia de Saneamento Básico do Estado de São Paulo-SABESP (the “Company”), the Selling Shareholders named therein and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of [•] Common Shares, without par value, of the Company, represented by American Depositary Shares (“ADSs”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Common Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Common Shares or ADSs disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

[Insert paragraph for the State of São Paulo, CPP and the Company][Notwithstanding the foregoing, the undersigned may (1) transfer any Common Shares to an affiliate (as such term is defined in Rule 405 under Securities Act of 1933, as amended) of the State of São Paulo, or (2) pledge any Common Shares in connection with a transaction entered into by the State of São Paulo in its public capacity, provided, however, that prior to any such transfer or pledge, each transferee or pledgee, as the case may be, shall execute an agreement, reasonably satisfactory to Citigroup Global Markets Inc., pursuant to which each transferee or pledgee shall agree to receive and hold such Common Shares, subject to the provisions hereof, and there shall be no further transfer or pledge except in accordance with the provisions hereof.]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer/director of Sabesp, Sabesp, State of São Paulo and CPP]

EXHIBIT B

[Form of Opinion from Clifford Chance US LLP]

EXHIBIT C

[Form of Opinion from Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados]

EXHIBIT D

[Form of Opinion from the Attorney General of the State of São Paulo]

EXHIBIT E

[Form of Opinion from Mr. Mario Engler Pinto Jr.]

EXHIBIT F

[Form of Opinion from Emmet, Marvin & Martin, LLP]

EXHIBIT G

[Form of Comfort Letter from Deloitte Touche Tohmatsu]

EXHIBIT H

[Form of Comfort Letter from PricewaterhouseCoopers]